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                     ICON MANAGEMENT & RESEARCH CORPORATION
                               ICON ADVISERS, INC.
                             ICON DISTRIBUTORS, INC.
                                   ICON FUNDS
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                                 CODE OF CONDUCT
                             INSIDER TRADING POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY
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                         LAST REVISED November, 12, 2004

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DEFINITIONS____________________________________________________________________3

INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION_____________________________4

   CAUTION REGARDING PERSONAL TRADING ACTIVITIES_______________________________5

   COMMUNICATION WITH OUTSIDE TRUSTEES_________________________________________5

CODE OF CONDUCT________________________________________________________________5

   OVERVIEW____________________________________________________________________5

   EXCLUSIONS APPLICABLE TO OUTSIDE TRUSTEES___________________________________5

   GENERAL PROHIBITIONS________________________________________________________6

   TRADING RESTRICTIONS________________________________________________________7
      PRE-CLEARANCE____________________________________________________________7
      SHORT SALES______________________________________________________________7
      HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS__________________________8 EXCLUDED TRANSACTIONS____________________________________________________8
      BLACKOUT PERIODS_________________________________________________________8
      PENDING ORDERS___________________________________________________________9
      SEVEN DAY RULE___________________________________________________________9
      FIFTEEN DAY WINDOW_______________________________________________________9
      60 DAY RULE______________________________________________________________9

   PRE-CLEARANCE PROCEDURES____________________________________________________9
      GENERAL PRE-CLEARANCE____________________________________________________9
      PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL_____________________10 PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS_________________10 FIVE BUSINESS DAY EFFECTIVE PERIOD______________________________________10

   REPORTING TRANSACTIONS AND ACCOUNTS________________________________________10
      QUARTERLY TRANSACTIONS REPORTS__________________________________________11
      ANNUAL HOLDINGS REPORTS ________________________________________________11
      PASSIVE ACCOUNTS________________________________________________________11

   OTHER REQUIRED FORMS_______________________________________________________12
      ACKNOWLEDGEMENT FORM____________________________________________________12
      REPORT OF SECURITIES OWNERSHIP__________________________________________12
      INVESTMENT PERSONNEL REPRESENTATION FORM________________________________12 OUTSIDE TRUSTEE REPRESENTATION FORM_____________________________________12

INSIDER TRADING POLICY________________________________________________________12

   BACKGROUND INFORMATION_____________________________________________________12
      WHO IS AN INSIDER?______________________________________________________13
      WHEN IS INFORMATION NONPUBLIC?__________________________________________13
      WHAT IS MATERIAL INFORMATION?___________________________________________13
      WHEN IS INFORMATION MISAPPROPRIATED?____________________________________13
      PENALTIES FOR INSIDER TRADING___________________________________________14
      WHO IS A CONTROLLING PERSON?____________________________________________14

   PROCEDURES TO IMPLEMENT POLICY_____________________________________________14
      IDENTIFYING MATERIAL INSIDE INFORMATION_________________________________14 REPORTING INSIDE INFORMATION____________________________________________15
      WATCH AND RESTRICTED LISTS______________________________________________15
      PROTECTING INFORMATION__________________________________________________15
      RESPONSIBILITY TO MONITOR TRANSACTIONS__________________________________16
      TENDER OFFERS___________________________________________________________17

GIFT POLICY___________________________________________________________________17

   GIFT GIVING________________________________________________________________17

   GIFT RECEIVING_____________________________________________________________17

   CUSTOMARY BUSINESS AMENITIES_______________________________________________17

OUTSIDE EMPLOYMENT POLICY_____________________________________________________18

SUPERVISORY AND COMPLIANCE PROCEDURES_________________________________________18

   SUPERVISORY PROCEDURES_____________________________________________________18
      PREVENTION OF VIOLATIONS________________________________________________18
      DETECTION OF VIOLATIONS_________________________________________________18

   COMPLIANCE PROCEDURES______________________________________________________19
      REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS___________________________19 ANNUAL REPORTS__________________________________________________________19
      RECORDS_________________________________________________________________19
      INSPECTION______________________________________________________________19
      CONFIDENTIALITY_________________________________________________________19

   THE ETHICS COMMITTEE_______________________________________________________20
      MEMBERSHIP OF THE COMMITTEE_____________________________________________20
      COMMITTEE MEETINGS______________________________________________________20
      SPECIAL DISCRETION______________________________________________________20

GENERAL INFORMATION ABOUT THE CODE OF CONDUCT_________________________________21
      ENFORCEMENT_____________________________________________________________21
      INTERNAL USE____________________________________________________________21

FORMS_________________________________________________________________________21

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                                   DEFINITIONS
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     The  following  definitions  are  used  throughout  this  document.  Unless otherwise defined, all capitalized terms used in this document shall have the same meaning as set forth in this section.

1) "Access Persons" are Investment Personnel, Directors/Trustees and officers of ICON Management & Research Corporation ("IM&R"), ICON Advisers, Inc.
     ("ICON      Advisers")      ICON       Distributors,       Inc.      ("ICON
     DISTRIBUTORS")(collectively "ICON Companies"), and ICON Funds ("ICON"); and any employee who, with respect to any client account of ICON Companies or ICON, makes any recommendation, participates in the determination of which recommendation will be made, or whose duties relate to the determination of which recommendation will be made, or who obtains or has access to any information concerning recommendations or trading activity on Covered Securities.

2) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person's own accounts, the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.


3) "Covered Securities" generally includes all securities, whether publicly or privately traded; any option, future, forward contract or other obligation involving a security or index of securities, including an instrument whose value is derived or based on any of the above (a "derivative"); and any transactions in affiliated mutual funds. The following are not Covered
     Securities:

     o Shares of open-end investment companies other than shares in the ICON Funds (i.e., mutual funds);

     o Shares of broad index-based exchange traded funds ("ETFs") (does not include sector-based ETFs);
     o Investments in qualified state tuition programs under Section 529 of the Internal Revenue Code of 1986, as amended ("529 Plans");
     o    Direct obligations of the U.S. government or any derivative thereof;
     o Obligations of agencies and instrumentalities of the U.S. government with a remaining term to maturity of one year or less, or any derivative thereof;
     o Securities representing a limited partnership interest in a real estate limited partnership;
     o Money market instruments, such as certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper;
     o    Insurance contracts, including life insurance or annuity contracts;
     o Direct investments in real estate, business franchises or similar ventures; and
     o Physical commodities (including foreign currencies), or any derivatives thereof.

4)   "Designated   Compliance   Representatives"   are  ICON  Companies'   Chief
     Compliance Officer and ICON Companies' General Counsel and/or such persons' designee(s).

5) "Designated Legal Representative" is ICON Companies' General Counsel or such person's designee(s).

6) "Directors/Trustees" are directors and/or trustees of ICON Companies and/or ICON.

7) "Equity Review Committee" is comprised of ICON Advisers' President and members of its Investment Committee.

8) "Ethics Committee" is comprised of ICON Advisers' General Counsel, Chief Compliance Officer, Chief Financial Officer and President.

9) "Inside Trustees" are Trustees who are interested persons, as defined in the Investment Company Act of 1940, of ICON.

10) "Investment Personnel" refers to portfolio managers, research analysts, trading department personnel and any other persons who provide information and advice directly or indirectly to any advisory client of ICON Companies, or who assist in executing the portfolio managers' decisions.

11)  "NASD" is the National Association of Securities Dealers, Inc.

12) "Outside Trustees" are Trustees who are not interested persons, as defined in the Investment Company Act of 1940, of ICON.

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               INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION
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     ICON Companies provides investment advisory services to various clients and accounts (collectively the "Managed Accounts"), some of which are investment companies registered under the Investment Company Act of 1940 (the "Company Act"). Persons designated as Access Persons of ICON Companies, who have access to information about the investment activities of the Managed Accounts, owe an undivided duty of loyalty to such Managed Accounts, and must therefore adhere to the highest ethical and professional standards of conduct. It is the objective of all persons subject to this Code of Conduct ("Code") to maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations to ICON Companies and the Managed Accounts. These standards, as contained in this Code, are based on the requirements of the Company Act, the Investment Advisers Act of 1940 (the "Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act ("ITSFEA"), and the laws governing the management of investment accounts.

     The Code is intended to ensure that you at all times place first the interests of the Managed Accounts, (ii) conduct all personal trading consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Code also establishes policies regarding other matters, such as outside employment and the giving or receiving of gifts.

     The Code is intended to comply with Rule 17j-1 under the Company Act, as amended, which requires ICON Companies to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of investment companies managed by ICON Companies, of ICON Companies itself as adviser to these companies, and of the principal underwriter of the investment companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. The Code is also intended to comply with the provisions of Rule 204-2 under the Advisers Act, which requires ICON Companies to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

     The Code applies to all Investment Personnel, Directors/Trustees and officers of ICON Companies, and to all other individuals who are Access Persons. The Code applies to transactions for your personal accounts and any other accounts over which you have Beneficial Ownership. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

     You are required to read and retain this Code and to sign and return the attached Acknowledgment Form to the Compliance Department ("Compliance") upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment Form confirms that (i) you have received, read and asked any questions necessary to understand the Code, (ii) you agree to conduct yourself in accordance with the Code, and (iii) you have complied with the Code during such time as you have been associated with ICON Companies. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

     Adherence to this Code is a fundamental condition of service with ICON Companies, and Directors/Trustees, officers and other Access Persons of ICON Companies bear full responsibility for ensuring that they and members of their immediate families and personal households comply with the provisions and intent of this Code. Only by careful adherence to the requirements outlined in the Code can we protect our reputation and avoid legal or regulatory actions.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

     Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Access Persons, become prohibited while the position remains open (e.g., closing out short sales and transactions in derivatives). Furthermore, if ICON Companies becomes aware of material nonpublic information, or if a Managed Account is active in a given security, some Access Persons may find themselves "frozen" in a position. ICON Companies will not bear any losses in personal accounts resulting from the application of this Code.

                       COMMUNICATION WITH OUTSIDE TRUSTEES

     As a regular business practice, ICON Companies attempts to keep the Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, ICON Companies personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting ICON Companies. However, it is ICON Companies' policy not to communicate specific trading information and/or advice on specific issues to the Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Managed Accounts). Any pattern of repeated requests by such Trustees should be reported to the Chief Compliance Officer.

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                                 CODE OF CONDUCT
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                                    OVERVIEW

     In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the "SEC") has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable ICON Companies to fulfill these requirements.

                    EXCLUSIONS APPLICABLE TO OUTSIDE TRUSTEES

     Because they have limited access to information regarding trading activity for the Managed Accounts, certain of the prohibitions discussed in this section are not applicable to the Outside Trustees. Specifically, Outside Trustees are excluded from the following:

     1. The pre-clearance requirements prior to engaging in any personal transaction in Covered Securities. See PRE-CLEARANCE on page 7.

     2. The prohibition against participation in hedge funds, investment clubs, or similar investment groups except as a passive investor. See HEDGE FUNDS, INVESTMENT CLUBS AND OTHER GROUPS on page 8.

     3. The requirement to disgorge any price advantage realized if a personal securities transaction in a Covered Security coincides with a transaction in the same security executed by ICON Companies on behalf of any Managed Account within fifteen days after the personal trade. See FIFTEEN DAY WINDOW on page 9.

     4. The requirement to disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Managed Account held or traded the security during the 60 day period. See 60 DAY RULE on page 9.

     5. The requirement to pre-clear participation in a tender offer or stock purchase plan prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. See PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS on page 10.

     6. The requirement to arrange for provision of duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which the Outside Trustee has a beneficial interest. See REPORTING TRANSACTIONS AND ACCOUNTS on page 10. Note, however, that Outside Trustees must report a transaction in a Covered Security if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that, during the fifteen business-day period immediately before or after the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as trustee.

                              GENERAL PROHIBITIONS

     The following activities are prohibited for Access Persons. Persons who violate any of the following prohibitions shall disgorge any profits realized in connection with such violation.

     1. Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in NASD rules. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

     2. Causing a Managed Account to take action, or to fail to take action, for personal benefit, rather than to benefit such Managed Account. For example, an Access Person would violate this Code by causing a Managed Account to purchase a security owned by the Access Person for the purpose of supporting or increasing the price of that security, or by causing a Managed Account to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

     3. Using, for personal profit, knowledge of portfolio transactions made or contemplated for the Managed Accounts, or causing others to profit by the market effect of such transactions.

     4. Disclosing current portfolio transactions made or contemplated for the Managed Accounts, as well as any other nonpublic information, to anyone outside of ICON Companies.

     5. Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Managed Account, including without limitation:

          a) Employing any device, scheme or artifice to defraud any Managed Account;

          b) Making to any Managed Account any untrue statement of material fact or omitting to state to such Managed Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          c) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Managed Account; or

          d) Engaging in any manipulative practice with respect to any Managed Account.

6. Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

7. No Investment Personnel may serve on the board of directors of a publicly traded company without prior written authorization by the President of ICON Advisers. No such service shall be approved without a finding that the board service would not be inconsistent with the interests of the Managed Accounts. If board service is authorized, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

8. If an Investment Person is planning to invest or make a recommendation to invest in a security for a Managed Account, and such person has a material interest in the security, such person must first disclose such interest to the Chief Investment Officer and obtain his consent. The Chief Investment Officer may only grant consent if he has no material interest in the security, and must immediately inform the Ethics Committee in writing of the granting of such consent. A material interest is Beneficial Ownership of any securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.

9. No Investment Person may do or cause to be done on behalf of any Managed Account, any business with a broker-dealer in which that Investment Person holds any material financial interest, unless such material financial interest is first disclosed to the Chief Compliance Officer, and trading with the subject broker-dealer is approved by the Chief Investment Officer in consultation with the Ethics Committee.

10. Any Investment Person who acquires Beneficial Ownership of securities in a private placement must disclose that investment when such Investment Person plays a part in the decision of ICON Companies to purchase securities of that issuer for a Managed Account. Such investment decision will be subject to an independent review by Investment Personnel with no personal interest in the subject issuer.

                              TRADING RESTRICTIONS

PRE-CLEARANCE


     Access Persons (except Outside Trustees who do not require pre-clearance and portfolio managers who require pre-clearance on all trades) must obtain pre-clearance, for any trade in a Covered Security that is greater than $5,000, prior to engaging in any personal transaction in Covered Securities. Pre-clearance procedures, as well as special procedures for pre-clearing transactions in tender offers and stock purchase plans, are set forth below.


     Trading activity, although pre-cleared and otherwise permitted under this Code, must not be excessive in terms of time spent during your normal working hours. The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by an Access Person. Outside Trustees are exempt from certain trading restrictions, as noted, because of their limited access to current information regarding Managed Account investments.

SHORT SALES

     Any Access Person (except Outside Trustees) who sells short a Covered Security that such person knows is held long by any Managed Account shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 Index). Managed Account ownership of Covered Securities will be checked as part of the pre-clearance process referenced above.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS

     No Access Person (except Outside Trustees) may participate in hedge funds, investment clubs, or similar investment groups except as a passive investor. Such passive investments are not subject to these trading restrictions, but must be reported to Compliance as noted under Reporting Transactions and Accounts, below.

EXCLUDED TRANSACTIONS

     Some or all of the trading restrictions listed below do not apply to the following transactions. However, these transactions must still be reported to Compliance (see Reporting Transactions and Accounts):

     1. Tender offer transactions are exempt from all trading restrictions except pre-clearance.

     2. Stock purchase plans are exempt from all trading restrictions except pre-clearance and the seven-day rule.

     3.   The  acquisition  of  securities  through  stock  dividends,  dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions.

     4. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired, are exempt from all trading restrictions.

     5. The acquisition or disposition of securities of the same issuer in the amount of $5,000.00 or less in any 24-hour period is exempt from the pre-clearance requirement.

     6.   The  acquisition  of securities by gift or  inheritance is exempt from
          all  trading   restrictions.   Future   transactions   involving  such
          securities, however, are subject to the provisions of this Code.


BLACKOUT PERIODS FOR ALL TRANSACTIONS THAT REQUIRE PRE-CLEARANCE


     If any Access Person engages in a transaction in a Covered Security which violates any of the restrictions detailed below (the "Blackout Periods"), or is determined to be in conflict with transactions made on behalf of the Managed Accounts, such transaction must, upon notice from the Chief Compliance Officer, be immediately cancelled or reversed, or profits must be disgorged.1 This applies to all securities transactions, even those which were made in good faith, were pre-cleared and the violation is one that was either inadvertent or was determined after the fact by a review of trading data.

-------------------------
1 Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivatives thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Managed Account transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Managed Account transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Managed Account for the underlying security. Neither pre-clearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

     Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization, unless otherwise prescribed by law. The specific charitable organization shall be selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Managed Accounts, disgorgement proceeds shall be paid directly to such Managed Accounts. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.


PENDING ORDERS

     No Access Person may engage in a transaction in a Covered Security when there is a buy or sell order pending, on behalf of any Managed Account, in that same security. The existence of pending orders will be checked as part of the pre-clearance process referenced above. Pre-clearance may be given only consistent with the Blackout Periods detailed in this section, or after any pending Managed Account order is withdrawn.

SEVEN DAY RULE

     Any Portfolio Manager who buys or sells a Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Managed Account shall disgorge any profits realized on such transaction.

FIFTEEN DAY WINDOW

     No personal securities transaction will be pre-cleared if a transaction was made by ICON Companies on behalf of any Managed Account during the fifteen days immediately preceding the request for pre-clearance.

     If a personal securities transaction in a Covered Security is properly pre-cleared, and within fifteen days after the personal trade, a transaction in the same security is executed by ICON Companies on behalf of any Managed Account, the Access Person (except Outside Trustees) must disgorge any price advantage realized.2 The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Managed Account during such period.

60 DAY RULE

     Access Persons (except Outside Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Managed Account held or traded the security during the 60 day period.

                            PRE-CLEARANCE PROCEDURES


     Pre-clearance must be obtained by Access Persons (except Outside Trustees who do not require pre-clearance and portfolio managers who require pre-clearance on all trades) for any applicable transaction greater than $5,000 in a Covered Security. Access Persons requiring pre-clearance shall obtain clearance for themselves and members of their immediate families and households before purchasing, selling or pledging either the debt or equity securities of any publicly-traded company. If the transaction is approved, the Access Person has five business days from the date of pre-clearance to execute the trade.

GENERAL PRE-CLEARANCE (EXCLUDING INVESTMENT PERSONNEL)


     All requests for pre-clearance shall be made using the Pre-Clearance Form appended to this Code. Access Persons are responsible for presenting the

------------------------
2 Note that, for the purposes of this restriction, personal purchases are matched only against subsequent Managed Account purchases, and personal sales are matched only against subsequent Managed Account sales.

personal investment request to ICON Companies' Chief Investment Officer or, in his absence, any member of ICON Companies' Investment Committee, who will be given an opportunity to object. The Chief Investment Officer, or member of the Investment Committee, shall object to pre-clearance if any such person knows of a conflict with a pending Managed Account transaction or a transaction known by such person to be under consideration for a Managed Account. Consideration of pre-clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Managed Account. If no objections are raised, the Investment Committee representative shall indicate clearance of the trade by signing the Pre-Clearance Form. All approved requests for pre-clearance must be submitted to the Designated Compliance Representative for final approval.


PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

     Trades by Investment Personnel are subject to the following special requirements:

     o Any purchase of an equity security for a personal account, which equity security is not owned by any Managed Account, must first be submitted as a potential investment to the Chief Investment Officer of ICON Companies. The Chief Investment Officer must make a determination that the security in question is not an appropriate investment for any Managed Account before pre-clearance for such security may be requested.

     o Upon approval by the Chief Investment Officer, the Pre-clearance Form shall be presented to a Designated Compliance Representative for signature.

     o A request for pre-clearance regarding a private placement which is an investment asset in which the Managed Accounts might invest, or managed or sponsored by broker-dealers with whom the Managed Accounts presently do business or may in the future do business, or is being offered in any way because of an Investment Person's position with ICON Companies, will normally be declined.

PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

     Access Persons (other than Outside Trustees) who wish to participate in a tender offer or stock purchase plan must pre-clear such trades only with the Chief Compliance Officer prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the Chief Compliance Officer shall consider all material factors relevant to a potential conflict of interest between the Access Person and Managed Accounts. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

FIVE BUSINESS DAY EFFECTIVE PERIOD

     Clearance to trade will be effective for five business days from the date of the last signature on the Pre-clearance Form. Open orders, including stop loss orders, will generally not be allowed due to the five day effective period. It will be necessary to repeat the pre-clearance process for transactions not executed within the five day effective period.

                       REPORTING TRANSACTIONS AND ACCOUNTS

     Access Persons (other than Outside Trustees) must provide to ICON Companies an initial Report of Securities Ownership no later than 10 days after becoming an Access Person. The report must contain the following information:

     o The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     o The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held.

     Copies of account statements may be submitted in lieu of the initial Report of Securities Ownership, provided that such account statements include all of the information listed above.

     All ICON employees (other than Outside Trustees) ("ICON Employees") must consent for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in every brokerage or commodities account in which they have a beneficial interest. Please note that, even if such person does not trade Covered Securities in a particular brokerage or commodities account (e.g., trading mutual funds in a Schwab account), the provision of duplicate account statements and confirmations is still required. This requirement does not apply to brokerage accounts maintained solely for investment in 529 Plans. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

     ICON Employees must notify Compliance of each reportable account at the time it is opened, and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose.

     Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, ICON Employees must report these transactions using a Quarterly Transactions Report as noted below.


     Outside Trustees need only report a transaction in a Covered Security if such person, at the time of the transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that, during the fifteen day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as trustee.

QUARTERLY TRANSACTIONS REPORTS


     ICON employees (other than Outside Trustees) must provide a Quarterly Transactions Report within 30 days after the end of each calendar quarter, showing all transactions in Covered Securities, including all such transactions that are not effected in securities or commodities accounts; non-brokered private placements; gifts; inheritances; and other transactions in Covered Securities.

     ICON Employees are not required to list transactions for which duplicate confirmations have been provided. ICON Employees shall affirm that their brokers have been instructed to provide duplicate confirmations for all accounts. ICON Employees shall also affirm that they have not opened any new brokerage accounts during the quarter.


ANNUAL HOLDINGS REPORTS


     ICON Employees (other than Outside Trustees) must provide to ICON Companies a Report of Securities Ownership at least annually. The report must contain the same type information as the initial Report of Securities Ownership filed upon becoming an Access Person. Copies of account statements may be submitted in lieu of the annual Report of Securities Ownership, provided that such account statements include all of the information listed above.


PASSIVE ACCOUNTS


     The Code shall not apply to purchases or sales affected in any account over which the ICON Employee has no direct or indirect influence or control. ICON Employees relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Chief Compliance Officer regarding any such accounts.


     Any account beneficially owned by an Access Person that is managed by ICON Companies in a discretionary capacity is not covered by this Code so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

     In  addition  to  the  Account  Information  Form,   Quarterly  and  Annual
Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

ACKNOWLEDGEMENT FORMS


     Each ICON Employee must, upon commencement of services and annually thereafter, provide Compliance with an Acknowledgment Form stating that he or she has reviewed and complied with the Code and has disclosed or reported all applicable securities transactions.


REPORT OF SECURITIES OWNERSHIP


     ICON  Employees   must,  upon   commencement  of  services,   and  annually
thereafter, provide Compliance with a Report of Securities Ownership Form which lists all Covered Securities beneficially held.


INVESTMENT PERSONNEL REPRESENTATION FORM

     Investment Personnel must, upon commencement of services, provide Compliance with an Investment Personnel Representation Form which lists all Covered Securities beneficially held. In addition, such persons must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than ICON Companies.

OUTSIDE TRUSTEE REPRESENTATION FORM


     All Outside Trustees must, upon commencement of services, provide Compliance with an Outside Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Managed Account by ICON Companies or its officers or employees. Annually thereafter, the security transaction confirmation and adherence to the Code of Conduct affirmation will be done included in the Trustee Questionnaire.

--------------------------------------------------------------------------------

                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------

                             BACKGROUND INFORMATION

     ICON Companies seeks to foster a reputation for integrity and professionalism, and that reputation is a vital business asset. This Insider Trading Policy ("Policy") includes procedures to deter the misuse of material nonpublic information. By adopting this Policy, ICON Companies seeks to exceed the stringent requirements of the federal securities laws. The Policy reinforces ICON Companies' commitment to avoiding even the appearance of impropriety.

     The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider"), or to communication of material nonpublic information to others. The law concerning insider trading can be complex and unclear, and an individual legitimately may be uncertain about the application of this Policy. Often, a simple question may forestall disciplinary action or complex legal difficulties. If you have any questions regarding the application of this Policy or you have any reason to believe that a violation of this Policy has occurred or is about to occur, you should contact the Chief Compliance Officer. You may assume that the law regarding insider trading operates to prohibit:

     o Trading by an insider, while in possession of material nonpublic information;

     o Trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep such information confidential;

     o Communicating material nonpublic information to others in breach of a duty not to disclose such information; and

     o    Misappropriating   confidential  information  for  securities  trading
          purposes, in breach of a duty owed to the source of the information to keep the information confidential.

WHO IS AN INSIDER?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, ICON Companies may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

     Information should be treated as being nonpublic unless a reasonable period of time has passed since it has been distributed by means likely to result in a general public awareness of the information. Such awareness would result, for example, from publication of the information in a daily newspaper. As a general rule, information may be considered to be public on the third business day after it has been broadly distributed to the general public.

WHAT IS MATERIAL INFORMATION?

     In general, "material information" is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

WHEN IS INFORMATION MISAPPROPRIATED?

     The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

     Insider trading is a serious legal concern for ICON Companies and its personnel. The trading of securities of publicly-traded companies while in possession of material, nonpublic information relating to those companies may subject ICON Companies and its personnel to penalties under federal law. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

     o    Civil injunctions;
     o    Treble damages;
     o    Disgorgement of profits;
     o    Jail sentences of up to 10 years;
     o Fines up to $1,000,000 (or $2,500,000 for corporations and other entities);
     o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
     o Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     With separate tiers of penalties for employers and personnel, there may be situations in which the concerns of these groups diverge. This contrasts with routine litigation in which an employer typically reinforces the actions of its senior personnel. Consequently, personnel who trade on material, nonpublic information should be aware that ICON Companies may not be able to protect their interests. In addition, any violation of the law may result in serious sanctions by ICON Companies, including termination of employment.

WHO IS A CONTROLLING PERSON?

     Included as controlling persons are ICON Companies and its Trustees and officers. If you are a Trustee or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

     The following procedures have been implemented to aid the Directors/Trustees, officers and other Access Persons of ICON Companies in avoiding insider trading, and to aid ICON Companies in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

     Before trading for yourself or others, including Managed Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     o Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

     o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

REPORTING INSIDE INFORMATION

     If, after consideration of the above, you believe that the information you possess is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

     o Do not purchase or sell the securities on behalf of yourself or others, including Managed Accounts.

     o    Do  not  communicate  the  information   inside  or  outside  of  ICON
          Companies, other than to the Chief Compliance Officer.

     o Immediately advise the Chief Compliance Officer of the nature and source of such information. The Chief Compliance Officer will review the information with the Ethics Committee.

     o Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Chief Compliance Officer will place the security on a restricted list or watch list, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

     Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director/Trustee, officer or other Access Person of ICON Companies is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Managed Account), such company will either be placed on a watch list or on a restricted list.

     Watch List. If the security is placed on a watch list, the flow of the information to other ICON Companies personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

     Restricted List. If the Ethics Committee or the Chief Compliance Officer determines that material nonpublic information is in the possession of a Director/Trustee, officer, or other Access Person of ICON Companies and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on a restricted list. While a company is on the restricted list, no Investment Person shall initiate or recommend any transaction in any Managed Account, and no Access Person will be pre-cleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on a restricted list even though no "break in the Chinese Wall" has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

     The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The watch list and restricted list are highly confidential and should under no circumstances be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

     Directors/Trustees, officers and other Access Persons of ICON Companies shall not disclose any nonpublic information (whether or not it is material) relating to ICON Companies, its securities transactions or securities positions of any Managed Account to any person outside ICON Companies (unless such disclosure has been authorized by ICON Companies). Material nonpublic information may not be communicated to anyone, including any Director/Trustee, officer or other Access Person of ICON Companies, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

     Directors/Trustees, officers and other Access Persons of ICON Companies must refrain from communicating any information not publicly published about any Managed Account's investment transactions or financial situation to anyone unless absolutely necessary and authorized by ICON Companies as a part of the regular course of business. Performance information, use of the Managed Accounts as a reference, and release of other information about the Managed Accounts is permitted only when a properly authorized representative of the applicable Managed Account expressly agrees. Equal care and discretion must be used in discussing or distributing information regarding investment strategies, reports or recommendations.

     To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all Access Persons take the following steps with respect to confidential or nonpublic information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to persons with a business need for being in the area.

     o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations.

     o Avoid use of wireless and cellular phones, or other means of communication which may be intercepted.

     o Where appropriate, maintain the confidentiality of Managed Account identities by using code names or numbers for confidential projects.

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

     o Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

     o Refer to the Chief Compliance Officer without comment all inquiries involving nonpublic information possessed by ICON Companies from persons outside of ICON Companies, including the news media, arbitrageurs, financial analysts and the general public.

     ICON Companies personnel who become aware of a leak, whether deliberate or otherwise, of nonpublic information relating to ICON Companies, or to any company about which ICON Companies or its personnel have acquired such nonpublic information, shall report the leak immediately to the Chief Compliance Officer. For purposes of this section, a "leak" is defined to include any unauthorized disclosure of nonpublic information about ICON Companies or any company about which ICON Companies or its personnel have acquired information. A leak exists when such disclosure has been made to a person or entity outside of ICON Companies, or to an unauthorized person within ICON Companies.

RESPONSIBILITY TO MONITOR TRANSACTIONS

     Compliance will monitor transactions of Managed Accounts and Access Persons for which reports are received to detect the existence of any unusual trading activities with respect to companies on the watch and restricted lists. Compliance will immediately report any unusual trading activity directly to the Ethics Committee, who will be responsible for determining what, if any, action should be taken.

TENDER OFFERS

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

     All goods and services purchased by ICON Companies shall be obtained from suppliers who offer the best price consistent with required standards of service, quality, timeliness and reliability. To avoid any actual or perceived conflict with this policy, the acceptance from any supplier of gifts or other consideration of significant value by any Director/Trustee, officer or other Access Person of ICON Companies is prohibited. This prohibition includes donations of cash, goods or services for meetings, picnics or other similar gatherings, costly entertainment or any other gift which could reasonably cause the donor to expect to be favored as a supplier or influence ICON Companies to so favor the donor. The following outlines ICON Companies' policy on giving and receiving gifts to help us maintain these standards.

                                   GIFT GIVING

     Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Managed Account, or any one person that does or seeks to do business with or on behalf of ICON Companies or any Managed Account (collectively referred to herein as "Business Relationships").

     Gifts of substantial value between employees are also discouraged. Such gifts are prohibited in those instances in which they might be interpreted as attempts to influence personnel decisions.

                                 GIFT RECEIVING

     The solicitation of a Gift is prohibited (i.e., you may not request that a gift, such as tickets to a sporting event, be given to you by a Business Relationship).

     Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

     In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Chief Compliance Officer if it appears that such Gifts may have improperly influenced the recipient.

                          CUSTOMARY BUSINESS AMENITIES

     Customary business amenities are not considered Gifts so long as such amenities are business related, reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities will typically not be considered Gifts if the above-described guidelines are followed and the offeror accompanies you to the event, or if you accompany the recipient. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment. This policy must be read in conjunction with applicable NASD rules regarding non-cash compensation.


--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

     No Inside Director/Trustee, officer or other Access Person of ICON Companies shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his or her relationship with ICON Companies unless such person has provided prompt written notice of such employment or compensation to the Chief Compliance Officer, and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee.


--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

     Supervisory procedures can be divided into two classifications; (i) prevention of violations and (ii) detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

     To prevent violations of the Code, the Chief Compliance Officer should, in addition to enforcing the procedures outlined in the Code:

1. Review and update the Code as necessary, at least once annually, including but not limited to a review of the Code by the Ethics Committee and/or counsel;

2.   Answer questions regarding the Code;

3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Code; and

4.   Maintain a continuing education program consisting of the following:

     a) Orienting Directors/Trustees, officers, and other Access Persons who are new to ICON Companies to the Code, and

     b) Further educating Directors/Trustees, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Code.

DETECTION OF VIOLATIONS

     To detect violations of the Code, the Chief Compliance Officer should, in addition to enforcing the procedures outlined in the Code:

     o Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

     o Review the restricted and watch lists relative to applicable personal and Managed Account trading activity, as provided under the Code;

     o    Conduct spot checks of certain information as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

     Upon learning of a potential deviation from, or violation of, the Code, the Chief Compliance Officer shall prepare a written report to the Ethics Committee providing full details and recommendations for further action. The Ethics Committee shall thereafter take such action as it deems appropriate.

ANNUAL REPORTS

     The Chief Compliance Officer shall prepare, at least annually, a written report for the Ethics Committee. This report shall contain the following information, and shall be confidential.

     o Copies of the Code, as revised, including a summary of any changes made during the past year;

     o A summary of any violations requiring significant remedial action during the past year; and

     o Recommendations, if any, regarding changes in existing restrictions or procedures based upon ICON Companies' experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     The Chief Compliance Officer will report to the ICON Advisers and ICON boards with respect to any of the above items to the extent that any Managed Account is materially affected thereby.

RECORDS

     Compliance shall maintain the following records:

     o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Access Persons pursuant to the Code and any other pertinent information. Such files shall be stored in a secure location;

     o    A copy of each pre-clearance;

     o A list of all persons who are, or have been, required to make reports pursuant to the Code.

INSPECTION

     The records and reports maintained by Compliance pursuant to the Code shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

     All procedures, reports and records monitored, prepared or maintained pursuant to the Code shall be considered confidential and proprietary to ICON Companies and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

                              THE ETHICS COMMITTEE

     The Ethics Committee ("Committee") was formed to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Code and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

     The   Ethics   Committee   currently   consists   of   senior   compliance,
administration and investment staff. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

     The Committee shall generally meet quarterly or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Code. At such time as the Chief Compliance Officer learns of a potential violation, he shall either present the information at the next regular meeting of the Committee, or convene a special meeting. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Code.

     A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right to appear before the Committee.

     It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing issues reviewed and any action taken. Any such report shall be included in the confidential file maintained by the Chief Compliance Officer with respect to the particular person or persons whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

     The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Code, provided that:

     o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;

     o The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) is remote;

     o The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

     o The exempted person(s) agrees to execute and deliver to the Chief Compliance Officer, at least annually, a signed Acknowledgment Form, which shall, by operation of this provision, include a discussion of such exemption and the terms and conditions upon which it was granted.

     The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.

--------------------------------------------------------------------------------
                  GENERAL INFORMATION ABOUT THE CODE OF CONDUCT
--------------------------------------------------------------------------------

ENFORCEMENT

     In addition to the penalties described elsewhere in the Code, upon discovering a violation of the Code, ICON Companies may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Code and any sanctions imposed with respect thereto shall be reported periodically to the Directors/Trustees.

INTERNAL USE

     The Code is intended solely for internal use by ICON Companies and does not constitute an admission by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Code is not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Code is not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Code may constitute sufficient cause for ICON Companies to terminate or otherwise adversely affect such person's relationship with ICON Companies.


--------------------------------------------------------------------------------
                                      FORMS
--------------------------------------------------------------------------------

     Attached are blank forms for use in complying with the Code. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

                         ICON COMPANIES CODE OF CONDUCT

                              ACKNOWLEDGEMENT FORM




     This form must be completed by all ICON Employees upon commencement of services and annually thereafter.


     ACKNOWLEDGEMENT

     I hereby acknowledge that I have received and reviewed the ICON Companies Code of Conduct and that I understand its provisions and its applicability to me. Furthermore, I acknowledge that, since the commencement of my employment or other services with ICON Companies or the date of my last certification, I have complied with the Code of Conduct and have disclosed or reported all applicable securities transactions required thereunder.

     INVESTMENT PERSONNEL:

     All Investment Personnel must attach a completed Investment Personnel Representation Form as of the date this acknowledgment is signed. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. See the Code of Conduct for a more complete definition of Investment Personnel.

     OUTSIDE TRUSTEES:

     All Outside Trustees must attach a completed Outside Trustee Representation Form as of the date this acknowledgment is signed.


     Signature



     --------------------------------
     Name (Please print)



     --------------------------------                 --------------------------
     Signature                                        Date

                         ICON COMPANIES CODE OF CONDUCT

                         REPORT OF SECURITIES OWNERSHIP

                       FOR PERIOD ENDED __________________


     This form must be completed by all ICON Employees upon commencement of services and annually thereafter. It should be attached to the Acknowledgment Form.


     PLEASE PROVIDE THE FOLLOWING INFORMATION:

     List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership). Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities:


--------------------------------------------- -------------------     --------------------------------------- ----------------------
           SECURITY NAME AND TYPE                  SHARES/                    SECURITY NAME AND TYPE                 SHARES/
                                              ------------------                                                    PRINCIPAL
                                                  PRINCIPAL
--------------------------------------------- -------------------     --------------------------------------- ----------------------
1)                                                                    6)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
2)                                                                    7)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
3)                                                                    8)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
4)                                                                    9)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
5)                                                                    10)
--------------------------------------------- -------------------     --------------------------------------- ----------------------

     Signature

     Name (Please print): _______________________________________


     Signature:__________________________________  Date:_______________________

                         ICON COMPANIES CODE OF CONDUCT

                    INVESTMENT PERSONNEL REPRESENTATION FORM

     This form must be completed by all Investment Personnel upon commencement of services. It should be attached to the Acknowledgment Form. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. If this is your initial submission, complete parts one and two; otherwise, complete part one only.

     PLEASE PROVIDE THE FOLLOWING INFORMATION:

     1. List all positions held (director, officer, other) with for-profit entities other than ICON Companies:

----------------------------------------------------------- ----------------------------------------------------------------
                          ENTITY NAME                                                     POSITION
=========================================================== ================================================================

----------------------------------------------------------- ----------------------------------------------------------------

----------------------------------------------------------- ----------------------------------------------------------------


     2. List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership). Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities:


--------------------------------------------- -------------------     --------------------------------------- ----------------------
           SECURITY NAME AND TYPE                  SHARES/                    SECURITY NAME AND TYPE                 SHARES/
                                                  PRINCIPAL                                                         PRINCIPAL
--------------------------------------------- -------------------     --------------------------------------- ----------------------
1)                                                                    6)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
2)                                                                    7)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
3)                                                                    8)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
4)                                                                    9)
--------------------------------------------- -------------------     --------------------------------------- ----------------------
5)                                                                    10)
--------------------------------------------- -------------------     --------------------------------------- ----------------------


     I have complied with the Investment Personnel information disclosure provision of the Code of Conduct by including all of the information requested above, if applicable.

     Signature

     Name (Please print):___________________________________________


     Signature:_______________________________   Date:_________________________

                         ICON COMPANIES CODE OF CONDUCT

                       OUTSIDE TRUSTEE REPRESENTATION FORM


     This form must be completed by all Outside Trustees upon commencement of service and annually thereafter. It should be attached to the Acknowledgment Form.

     Representation

     The undersigned serves as an Outside Trustee of ICON Funds. In addition to complying with all applicable provisions of the Code of Conduct, I agree that I will refrain from trading in any securities when I am in possession of information regarding trading recommendations made or proposed to be made to any client by ICON Companies or its officers or employees with respect to such securities.



     Signature

     Name (Please print):_____________________________________


     Signature: ________________________________  Date: ______________________

                         ICON COMPANIES CODE OF CONDUCT

                            ACCOUNT INFORMATION FORM



     The following account information must be completed at least annually by all ICON Employees, and updated whenever a new account is opened or an existing account is closed. For further explanation of the terms Covered Security and Exempt Investment, or for additional information on existing account notification procedures, see the applicable section(s) in the Code of Conduct. Note that Covered Securities do not include non-affiliated mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities.


     PLEASE CHECK ONE OF THE FOLLOWING BOXES REGARDING YOUR BROKERAGE ACCOUNTS:

[  ] No, I do not have any open brokerage or commodity accounts.

[ ] Yes, I do have open brokerage or commodity accounts. With regard to securities firms holding accounts for which I may be deemed a Beneficial Owner, I agree to authorize ICON Companies to request and receive directly, duplicate trade confirmations and duplicate account statements. I also agree to notify Compliance in the event that a new account is opened or an existing account is closed. All such Beneficially Owned accounts are listed below.


-------------------------------------------- --------------------------------- ---------------------------------------------
                   Firm                          ACCOUNT REGISTRATION AND                        Address
                                                      Account Number
============================================ ================================= =============================================
1)

-------------------------------------------- --------------------------------- ---------------------------------------------
2)

-------------------------------------------- --------------------------------- ---------------------------------------------
3)

-------------------------------------------- --------------------------------- ---------------------------------------------
4)

-------------------------------------------- --------------------------------- ---------------------------------------------
5)

-------------------------------------------- --------------------------------- ---------------------------------------------

     If you do not exercise any direct or indirect influence or control over the trading in any of the above account(s), you may exempt such account(s) from the provisions of the Code of Conduct by completing the Certification Of Non-Influence and Non-Control Form.

     Signature

     Name (Please print):_____________________________________


     Signature: ___________________________________   Date: ___________________

                         ICON COMPANIES CODE OF CONDUCT

               CERTIFICATION OF NON-INFLUENCE AND NON-CONTROL FORM

--------------------------------------------------------------------------------

     The provisions of the ICON Companies Code of Conduct shall not apply to purchases or sales affected in any account(s) over which you have no direct or indirect influence or control.


     Listed below are my Beneficially Owned accounts which I certify are not subject to the Code of Conduct because I do not have any direct or indirect influence or control over the trading in such account(s). I further certify that I have had no communications with the person(s) responsible for management of the account(s) that may have influenced an investment to be made or not to be made for the account(s).


------------------------------- ------------------------ ----------------------------------- ---------------------------------
     Account REGISTRATION          Account Number(S)         Account Type (e.g., trust,          Securities Firm Address
                                                                 hedge fund, etc.)
=============================== ======================== =================================== =================================

------------------------------- ------------------------ ----------------------------------- ---------------------------------

------------------------------- ------------------------ ----------------------------------- ---------------------------------

------------------------------- ------------------------ ----------------------------------- ---------------------------------


     Briefly describe below the reason you do not have direct or indirect influence or control (e.g., independently managed trust, etc.):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



Signature

Name (Please print):_________________________________________________



Signature: _______________________________________  Date: _____________________

                         ICON COMPANIES CODE OF CONDUCT

                             OUTSIDE EMPLOYMENT FORM


     All Inside Directors/Trustees, officers and other ICON Employees of any ICON Companies must provide prompt written notice of outside employment or compensation from any other person as a result of any business activity, other than a passive investment. In the case of securities-related employment or compensation, prior written approval must be received from the Ethics Committee.


     COMPANY OR BUSINESS INFORMATION

     Name: ____________________________________________________________________

     Address: _________________________________________________________________


     Nature of Business:_______________________________________________________



     POSITION INFORMATION

     Title, position or role:__________________________________________________


     Describe your responsibilities or role: __________________________________

     __________________________________________________________________________

     Beginning date:_______________________ ,  to present.




     TIME COMMITMENT

     Amount of time devoted monthly: ____________________________



     Signature

     Name (Please print):_________________________________________________



     Signature: ___________________________________  Date: ____________________

                                 ICON COMPANIES
                       CODE OF CONDUCT PRE-CLEARANCE FORM

Employee Information

  Employee Name:__________________________________   Phone Extension:__________

 Account Information

  Account Name:________________________________________________________________

  Account Number:______________________________________________________________

  Name of Broker/Bank:_________________________________________________________

Transaction Detail

  Transaction type (Buy/Sell/Short)   $ Amount or # of Shares:_________________

  Name of Security:____________________________________________________________

  If sale, date acquired:__________________________ Ticker Symbol:_____________


Investment Department Personnel

Complete the next section if you are an Investment Person (not required if selling a security that is not held by Managed Accounts)

Indicate the primary reason(s) why the above transaction is not appropriate for Managed Accounts at this time:

----------------------------------------------------------- ---------------------------------------------------------------------
Investment is too risky for clients (provide reason)
----------------------------------------------------------- ---------------------------------------------------------------------
Clients/funds are already exposed to industry.
----------------------------------------------------------- ---------------------------------------------------------------------
Security is not included in the current ICON Companies database.
----------------------------------------------------------- ---------------------------------------------------------------------
Insufficient information about the issuer or available information is not favorable.
----------------------------------------------------------- ---------------------------------------------------------------------
Investment is outside of clients'/funds' permitted
policies (e.g. short selling)
----------------------------------------------------------- ---------------------------------------------------------------------
Due to the nature of my responsibilities, I am not in a position to recommend this security to clients.
----------------------------------------------------------- ---------------------------------------------------------------------
Other:
----------------------------------------------------------- ---------------------------------------------------------------------


Signature Section

By submitting this completed form to the Compliance department, I certify that the information provided is true, and that the appropriate representations below are true:

Analyst's Representation: I have discussed this transaction with my supervisor and I am not recommending this investment for purchase or sale by any Managed Accounts, or my prior recommendation was rejected.

Access Person's Representation (including Analysts): My trading in this security is not based on any material nonpublic information. I understand that pre-clearance will be in effect for five business days from the date of approval.

Employee Signature:_____________________________ Date:_________________________


Investment Committee Representative:_______________________  Date:_____________

Ethics Committee Representative:___________________________  Date:_____________
(if required)

Designated Compliance Representative:______________________  Date:_____________

                         ICON COMPANIES CODE OF CONDUCT

                          QUARTERLY TRANSACTIONS REPORT
                           FOR CALENDAR QUARTER ENDED

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------
     DATE                  SECURITY DESCRIPTION              SHARES/         TRANSACTION           PRICE               BROKER
                 (INCLUDE ISSUER, TYPE, MATURITY & RATE,    PRINCIPAL      TYPE (BUY/SELL)
                              AS APPLICABLE)
================ ========================================= =============  ==================   ==============    ===================
---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------

---------------- ----------------------------------------- -------------  ------------------   --------------    -------------------


[ ] I have authorized ICON Companies to receive duplicate confirms and account statements from all of my broker-dealer accounts.



[ ] I have not opened any new broker-dealer accounts during the quarter ended as of the above date, or have completed an Account Information Form for all such accounts.



_____________________________________________________    _______________________
     Signature                                              Date


_____________________________________________________
     Print Name